UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

UBS Money Series
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

August 16, 2011

UBS MONEY SERIES

ADJOURNED MEETING NOTICE: JOINT SPECIAL MEETING OF SHAREHOLDERS HAS BEEN ADJOURNED TO AUGUST 25, 2011

PLEASE CALL 877-225-6862 NOW TO CAST YOUR VOTE

We are writing to inform you that the Joint Special Meeting of Shareholders of UBS Select Prime Preferred Fund, UBS Select Prime Institutional Fund and UBS Select Prime Investor Fund has been adjourned in order to solicit additional votes with respect to the proposal.  The Meeting has been adjourned to 10:00 a.m., Eastern time, on August 25, 2011.  Your vote for this important meeting has not yet been received.

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES PHONE CALLS

We encourage you to utilize one of the following options today to record your vote:

1.               By Phone: For automated telephone voting, call 1-800-337-3503, available 24 hours a day, and follow the recorded instructions.  If you would like to speak to the proxy soliciting agent, call 1-877-225-6862. Representatives are available to take your vote Monday through Friday between 9:00 a.m. and 11:00 p.m., Eastern time, and on Saturday from 12:00 p.m. to 6:00 p.m., Eastern time.  The estimated call duration is less than 2 minutes.

2.               By Internet: Visit www.proxy-direct.com and follow the on-screen instructions.

3.               By Mail:  If you prefer to vote by mail, please complete the proxy card and return it in the enclosed postage-paid envelope.

Remember, your vote counts.  Please vote today.

For the reasons set forth in the proxy material previously delivered to you, the Board of Trustees of the Trust recommends that you vote in favor of the proposal. If you have already voted, thank you for your response.  If you would like another copy of the proxy material, please call toll free 1-877-225 6862 (from within the United States). If you are calling from outside the United States, please call 1-781-575 4339, collect, instead.

Thank you for your prompt attention to this matter.

A Notice from UBS Financial Services:

If you have not already done so, please vote your shares by August 24, 2011, in the manner described above.  Except for Advisory accounts, ERISA Plans and Individual Retirement Accounts, if we forward proxy materials to you but do not receive voting instructions from you within the designated time frame, we will exercise our discretionary vote in proportion to the voting instructions we have received from our other clients, where permitted by the rules of the New York Stock Exchange.

August 16, 2011

UBS MONEY SERIES

ADJOURNED MEETING NOTICE: JOINT SPECIAL MEETING OF SHAREHOLDERS HAS BEEN ADJOURNED TO AUGUST 25, 2011

PLEASE CALL 877-225-6862 NOW TO CAST YOUR VOTE

We are writing to inform you that the Joint Special Meeting of Shareholders of UBS Select Prime Preferred Fund, UBS Select Prime Institutional Fund and UBS Select Prime Investor Fund has been adjourned in order to solicit additional votes with respect to the proposal.  The Meeting has been adjourned to 10:00 a.m., Eastern time, on August 25, 2011.  Your vote for this important meeting has not yet been received.

VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES PHONE CALLS

We encourage you to utilize one of the following options today to record your vote:

1.               By Phone: For automated telephone voting, call 1-800-337-3503, available 24 hours a day, and follow the recorded instructions.  If you would like to speak to the proxy soliciting agent, call 1-877-225-6862. Representatives are available to take your vote Monday through Friday between 9:00 a.m. and 11:00 p.m., Eastern time, and on Saturday from 12:00 p.m. to 6:00 p.m., Eastern time.  The estimated call duration is less than 2 minutes.

2.               By Internet: Visit www.proxy-direct.com and follow the on-screen instructions.

3.               By Mail:  If you prefer to vote by mail, please complete the proxy card and return it in the enclosed postage-paid envelope.

Remember, your vote counts.  Please vote today.

For the reasons set forth in the proxy material previously delivered to you, the Board of Trustees of the Trust recommends that you vote in favor of the proposal. If you have already voted, thank you for your response.  If you would like another copy of the proxy material, please call toll free 1-877-225 6862 (from within the United States). If you are calling from outside the United States, please call 1-781-575 4339, collect, instead.

Thank you for your prompt attention to this matter.